POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of General Electric Company, a New York corporation (the "Company"), hereby constitutes and appoints John F. Welch, Jr., Benjamin W. Heineman, Jr., Keith S. Sherin, and Philip D. Ameen and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Annual Reports for the Company's fiscal year ended December 31, 1999, on Form 10-K under the Securities Exchange Act of 1934, as amended, or such other form as any such attorney-in-fact may deem necessary or desirable, any amendments thereto, and all additional amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

           IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 10th day of March, 2000.

John F. Welch, Jr. Chairman of the Board (Principal Executive Officer and Director)	Keith S. Sherin Senior Vice President - Finance (Principal Financial Officer)

Philip D. Ameen Vice President and Comptroller (Principal Accounting Officer)
(Page 1 of 2)

James I. Cash, Jr. Director Dennis D. Dammerman Director Ann M. Fudge Director Claudio X. Gonzalez Director Andrea Jung Director Kenneth G. Langone Director	Scott G. McNealy Director Sam Nunn Director John D. Opie Director Roger S. Penske Director Frank H. T. Rhodes Director Douglas A. Warner III Director

A MAJORITY OF THE BOARD OF DIRECTORS

(Page 2 of 2)